UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2012
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	30-0420930 (IRS Employer Identification No.)

800 Gessner Street, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 11, 2012, the Board of Directors of Duma Energy Corp. (the "Company") accepted the consents to act of each of John E. Brewster, Jr. and S. Chris Herndon to act as directors of the Company.

John E. Brewster, Jr.

Mr. Brewster is a distinguished oil and gas professional with an extensive and diversified background covering more than 36 years. Currently, Mr. Brewster serves as an independent consultant and attorney to various clients within the energy sector. Beginning in 1975, Mr. Brewster served as legal counsel for the Oklahoma Securities Commission, a state agency with oversight for securities registration and enforcement in Oklahoma. From 1977 to 1980, Mr. Brewster served as Vice President and Exploration Coordinator for Santa Fe Minerals, Inc. and was on the Board of Directors of Santa Fe Coal Company. From 1980 to 1984, Mr. Brewster served on the Board of Directors and was Executive Vice President and Chief Operating Officer for Odyssey Energy, Inc. In 1984, Odyssey Energy was sold to Trafalgar House plc. From 1984 to 1987, Mr. Brewster served as Chief Executive Officer and a director of Trafalgar House Oil and Gas Inc. From 1987 to 1993, Mr. Brewster was General Partner of Moffett & Brewster, a private firm whose primary focus was the acquisition of mineral estates and royalty interests for industry partners and institutional clients. From 1993 to 1997, Mr. Brewster was a consultant to Voyager Energy Corp., which later merged with Howell Corporation, a NYSE-listed E&P company where Mr. Brewster served as Vice President of Corporation Development & Planning from 1997 to 2002. Howell was acquired by Anadarko Petroleum Corporation in 2002. Mr. Brewster also served on the Board of Directors of Western Gas Resources, Inc. (NYSE:WGR) from 2005 to 2006, prior to its sale to Anadarko Petroleum Corporation.

Mr. Brewster is a graduate of Southern Methodist University, where he earned his Juris Doctorate (JD), Master of Business Administration (MBA), and Bachelor of Business Administration (BBA) degrees. He is a member of the State Bar of Texas and numerous oil and gas industry associations.

S. Chris Herndon

Mr. Herndon is an experienced financial and management professional with more than 30 years of experience. Currently, Mr. Herndon serves as Partner of Cyrus Partners, an investment company focusing on the energy, healthcare, and real estate sectors. Beginning in 2002 through 2011, Mr. Herndon served as Chief Financial Officer and Partner of AppOne, a financial technology company designed to serve the auto finance industry. From 1996 to 2001, Mr. Herndon served as CEO and Partner of The Mattress Firm, growing the organization from 100 stores to 275 stores before selling the firm to Bain Capital. Mr. Herndon was also a Registered Investment Advisor with Malachi Financial Services from 1994 to 1996. From 1983 to 1994, Mr. Herndon served as Chief Financial Officer and Controller of Duer Wagner and Co., an oil and gas operator in Texas. From 1982 to 1983 he served as a Public Accountant with Price Waterhouse.

Mr. Herndon is a graduate of Texas Christian University where he earned his Bachelor of Business Administration and Accounting, after which he became a Certified Public Accountant (CPA) in 1985. He is actively involved with several charities locally and internationally.

Committee Appointments

In addition, on October 11, 2011, the Board of Directors appointed each of Mr. Brewster and Mr. Herndon, as well as Leonard Garcia (an existing member of the Company's Board of Directors) to the following committees of the Board of Directors of the Company: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating Committee.

As a result of the changes set forth above, the Company's current directors and Executive Officers are as follows:
Name	Position
Jeremy Glenn Driver	President, Chief Executive Officer, Chairman and a director
Steven L. Carter	Vice President Operations and a director
Sarah Berel-Harrop	Secretary, Treasurer and Chief Financial Officer
Leonard Garcia	Director*
John E. Brewster, Jr.	Director*
S. Chris Herndon	Director*

* Member of Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Item 8.01 Other Events

On October 11, 2012, the Company issued a press release announcing the appointment of John E. Brewster, Jr. and S. Chris Herndon as additional independent directors to the Company's Board of Directors.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated October 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DUMA ENERGY CORP.
Date: October 11, 2012	/s/ Jeremy G. Driver Name: Jeremy G. Driver Title: President, Chief Executive Officer and a director

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